EXHIBIT 99

CONTACT:   Thor Erickson – Investor Relations(770) 989-3110
          Laura Brightwell – Media Relations(770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS THIRD-QUARTER 2008 RESULTS

•	Excluding certain items, comparable third quarter EPS totals 46 cents reflecting the impact of continued weakness in North America, growth in Europe and favorable tax rates.

•	CCE continues to accelerate work to create fundamental changes in its North American operations through its own business review and in conjunction with The Coca-Cola Company.

•
CCE now expects full-year 2008 diluted earnings per share in a range of $1.25 to $1.29, excluding items affecting comparability and including expected currency impact and reduced funding from The Coca-Cola Company.

ATLANTA, October 23, 2008 – Coca-Cola Enterprises (NYSE: CCE) today reported third-quarter 2008 net income of $214 million, or 44 cents per diluted common share. Excluding items affecting comparability, third-quarter 2008 net income was $226 million or 46 cents per diluted common share.

The following table provides a reconciliation of reported and comparable earnings per diluted share:

	Third Quarter		First Nine Months
	2008	2007	2008	2007
Reported (GAAP)	$0.44	$0.55	$(6.07)	$1.14
Restructuring Charges	0.01	0.04	0.08	0.12
Franchise Impairment Charge	-	-	7.07	-
Gain on Asset Sale	-	(0.03)	-	(0.03)
Legal Settlement Accrual Reversal	-	-	-	(0.01)
Debt Extinguishment Costs	-	-	-	0.01
Loss on Equity Securities	-	-	-	0.02
Gain on Termination of Distribution Agreement	-	(0.02)	-	(0.02)
Net Tax Items	0.01	(0.10)	0.02	(0.12)
Comparable Net Earnings Per Diluted Common Share(a)	$0.46	$0.44	$1.10	$1.11
(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

The key factors influencing third quarter results include the marketplace impact of a continued difficult North American economic environment including declines in higher margin 20-ounce packages, continued growth in Europe, increased fuel costs, and the mark-to-market impact of fuel hedges. As a result, reported operating income declined 4½ percent in the third quarter, and comparable operating income declined 2 percent. Currency translation contributed approximately 1 cent to third quarter EPS results.

 “Our performance remains below our expectations as we work through a combination of significant marketplace challenges, including a weakened North American economic environment, changing consumer purchasing patterns, and the impact of volatile fuel costs,” said John F. Brock, chairman and chief executive officer. “We continue to move forward with the fundamental business review that we announced at the end of the second quarter, seeking solutions to structural issues in our business as we work to renew profit growth as soon as possible. We look forward to sharing additional details of our review and its benefits with investors in December.

“We are taking the necessary steps within our Global Operating Framework to achieve the higher levels of performance we believe CCE can deliver,” Mr. Brock said. “A key example is our recent agreement for distribution of Monster energy drinks, the leading U.S. brand by volume in this growth category. This agreement demonstrates solid progress against our framework’s first strategic objective – grow the value of our brands.”

Third quarter consolidated physical case bottle and can volume increased 2½ percent, net pricing per case grew 3½ percent, and cost of sales per case increased 6 percent. Both pricing and cost of sales results exclude the effects of currency translations. Pages 11 through 15 of this release provide a reconciliation of reported and comparable operating results.

THIRD QUARTER PERFORMANCE

In the third quarter, North American volume increased 1½ percent, benefiting from the addition of glacéau, Fuze, and Campbell’s brands, and growth in key sparkling beverage brands, including Coca-Cola classic, Coca-Cola Zero, and Sprite. Net pricing per case grew 3½ percent and cost of sales per case increased 7½ percent. Both pricing and costs were affected by the mix impact of increased sales of higher cost purchased finished goods, while growth in costs was also driven by higher commodity costs. Comparable operating expenses grew 5 percent primarily reflecting increases in fuel costs and the mark-to-market impact of fuel hedging.

“North American volume growth was strengthened by promotional activity planned prior to our decision to implement a September price increase,” Mr.

Brock said. “This price increase was a key first step in our work to maintain margins and cover the impact of increasing costs in our business and seek ways to return to profit growth as soon as possible.

“Though this increase will limit our volume performance for the near term, it is essential for two reasons. First, we must respond to the ongoing high cost environment that we face as commodity cost increases remain well above historical levels and continue to contribute to margin erosion,” Mr. Brock said. “Second, we believe the long-term health of our company demands that we strengthen profitability at all levels of the company, including the lower-margin future consumption segment.”

Total European volume in the third quarter grew 5½ percent, benefiting from strong marketplace execution and hurdling a prior year weather-related decline of 3 percent. This improvement includes mid single-digit growth in Great Britain, driven by a 7½ percent increase in our trademark Coca-Cola brands, and 6 percent growth in continental Europe. On the continent, volume reflects strength in our core Coca-Cola trademark brands and solid improvement in France as we recover from a second quarter 2008 labor disruption. Net pricing per case grew 2½ percent and European cost of sales per case grew at a rate of 2 percent.

“We continue to achieve important progress in Europe with strong marketplace execution, the benefits of our three-cola strategy, and the success of initiatives to drive improved efficiency and effectiveness,” Mr. Brock said. “Through the third quarter, performance remains in-line with our expectations, though we continue to monitor the marketplace and overall economic indicators closely.”

FINANCIAL OUTLOOK

Management now expects comparable 2008 earnings per diluted common share in a range of $1.25 to $1.29 and a decrease in full year operating income of approximately 10 percent. This reflects low double-digit operating income growth in Europe and a decline in North America in a low 20 percent range. The company expects full year free cash flow from operations less capital spending of approximately $600 million, with capital spending of approximately $1 billion. The comparable effective tax rate for 2008 is expected to be approximately 24 percent to 25 percent.

This revised guidance excludes items affecting comparability, excludes the fourth quarter impact of mark-to-market fuel hedging, and includes expected currency translation impact. It also includes a $35 million reduction in funding from The Coca-Cola Company and a high single-digit increase in North America concentrate costs, actions that will significantly impact fourth quarter results.

“We are working with The Coca-Cola Company on ways to revitalize primary areas of our North American business,” Mr. Brock said. “We anticipate achieving mutually beneficial solutions to key issues as we develop long-range plans that will restore growth to North America and drive meaningful benefit to CCE shareowners.”

CONFERENCE CALL

CCE will host a conference call with analysts and investors today at 10:00 a.m. EDT. The call can be accessed through the company’s web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment.  CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.  For more information about our Company, please visit our website at www.cokecce.com.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.

# # #

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	Third Quarter
	2008(a)	2007(b)	Change
Net Operating Revenues	$5,743	$5,405	6.5%
Cost of Sales	3,627	3,342	8.5%
Gross Profit	2,116	2,063	2.5%
Selling, Delivery, and Administrative Expenses	1,686	1,613	4.5%
Operating Income	430	450
Interest Expense, Net	144	155
Other Nonoperating (Expense) Income, Net	(11)	9
Income Before Income Taxes	275	304
Income Tax Expense	61	36
Net Income	$214	$268
Basic Weighted Average Common Shares Outstanding	485	481
Basic Net Earnings Per Share(c)	$0.44	$0.56
Diluted Weighted Average Common Shares Outstanding	488	488
Diluted Net Earnings Per Share(c)	$0.44	$0.55

(a) Third-quarter 2008 net income includes net unfavorable items totaling $12 million, or 2 cents per diluted common share. See page 11 of this earnings release for a list of these items.

(b) Third-quarter 2007 net income includes net favorable items totaling $55 million, or 11 cents per diluted common share. See page 11 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	First Nine Months
	2008(a)	2007(b)	Change
Net Operating Revenues	$16,570	$15,637	6%
Cost of Sales	10,466	9,656	8.5%
Gross Profit	6,104	5,981	2%
Selling, Delivery, and Administrative Expenses	5,015	4,820	4%
Franchise Impairment Charge	5,279	-
Operating (Loss) Income	(4,190)	1,161
Interest Expense, Net	434	467
Other Nonoperating Expense, Net	(8)	(3)
(Loss) Income Before Income Taxes	(4,632)	691
Income Tax (Benefit) Expense	(1,688)	138
Net (Loss) Income	$(2,944)	$553
Basic Weighted Average Common Shares Outstanding	485	480
Basic Net (Loss) Earnings Per Share(c)	$(6.07)	$1.15
Diluted Weighted Average Common Shares Outstanding	485	485
Diluted Net (Loss) Earnings Per Share(c)	$(6.07)	$1.14

(a) First nine months of 2008 net loss includes net unfavorable items totaling $3.5 billion, or $7.17 per common share. See page 12 of this earnings release for a list of these items.

(b) First nine months of 2007 net income includes net favorable items totaling $16 million, or 3 cents per diluted common share. See page 12 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	September 26,	December 31,
	2008	2007
ASSETS
Current:
Cash and cash equivalents	$383	$170
Trade accounts receivable, net	2,509	2,217
Amounts receivable from The Coca-Cola Company	179	144
Inventories	1,092	924
Current deferred income tax assets	159	206
Prepaid expenses and other current assets	458	431
Total Current Assets	4,780	4,092
Property, plant, and equipment, net	6,510	6,762
Goodwill	604	606
Franchise license intangible assets, net	6,254	11,767
Other noncurrent assets, net	890	819
	$19,038	$24,046
LIABILITIES AND SHAREOWNERS’ EQUITY
Current:
Accounts payable and accrued expenses	$2,927	$2,924
Amounts payable to The Coca-Cola Company	425	369
Deferred cash receipts from The Coca-Cola Company	41	48
Current portion of debt	2,888	2,002
Total Current Liabilities	6,281	5,343
Debt, less current portion	6,504	7,391
Other long-term obligations	1,377	1,309
Deferred cash receipts from The Coca-Cola Company,
less current	84	124
Long-term deferred income tax liabilities	2,265	4,190
Shareowners’ equity	2,527	5,689
	$19,038	$24,046

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	Nine Months Ended
	September 26,	September 28,
	2008	2007
Cash Flows From Operating Activities
Net (loss) income	$(2,944)	$553
Adjustments to reconcile net (loss) income to net cash derived from operating activities:
Depreciation and amortization	787	784
Franchise impairment charge	5,279	-
Share-based compensation expense	33	28
Deferred funding income from The Coca-Cola Company, net of cash received	(47)	(49)
Deferred income tax expense	(1,804)	45
Pension and other postretirement expense less than contributions	(8)	(47)
Net changes in assets and liabilites, net of acquisition amounts	(335)	(368)
Net cash derived from operating activities	961	946
Cash Flows From Investing Activities
Capital asset investments	(745)	(633)
Capital asset disposals	7	56
Other investing activities	(4)	(9)
Net cash used in investing activities	(742)	(586)
Cash Flows From Financing Activities
Decrease in commercial paper, net	(247)	(328)
Issuances of debt	1,090	1,354
Payments on debt	(761)	(1,458)
Dividend payments on common stock	(102)	(87)
Exercise of employee share options	18	88
Other financing activities	2	12
Net cash used in financing activities	-	(419)
Net effect of exchange rate changes on cash and cash equivalents	(6)	5
Net Change In Cash and Cash Equivalents	213	(54)
Cash and Cash Equivalents at Beginning of Period	170	184
Cash and Cash Equivalents at End of Period	$383	$130

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)	Third-Quarter 2008
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Gain on Termination of Distribution Agreement	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,743	$-	$-	$-	$-	$5,743
Cost of Sales	3,627	-	-	-	-	3,627
Gross Profit	2,116	-	-	-	-	2,116
Selling, Delivery, and Administrative Expenses	1,686	(19)	-	-	-	1,667
Operating Income	430	19	-	-	-	449
Interest Expense, Net	144	-	-	-	-	144
Other Nonoperating Expense, Net	(11)	-	-	-	-	(11)
Income Before Income Taxes	275	19	-	-	-	294
Income Tax Expense	61	11	-	-	(4)	68
Net Income	$214	$8	$-	$-	$4	$226
Diluted Net Earnings Per Common Share	$0.44	$0.01	$-	$-	$0.01	$0.46

Reconciliation of Income(a)	Third-Quarter 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Gain on Termination of Distribution Agreement	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,405	$-	$-	$-	$-	$5,405
Cost of Sales	3,342	-	-	-	-	3,342
Gross Profit	2,063	-	-	-	-	2,063
Selling, Delivery, and Administrative Expenses	1,613	(28)	20	-	-	1,605
Operating Income	450	28	(20)	-	-	458
Interest Expense, Net	155	-	-	-	-	155
Other Nonoperating Income, Net	9	-	-	(12)	-	(3)
Income Before Income Taxes	304	28	(20)	(12)	-	300
Income Tax Expense	36	10	(6)	(4)	51	87
Net Income	$268	$18	$(14)	$(8)	$(51)	$213
Diluted Net Earnings Per Common Share	$0.55	$0.04	$(0.03)	$(0.02)	$(0.10)	$0.44

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)	First Nine-Months 2008
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Franchise Impairment Charge	Legal Settlement Accrual Reversal	Gain on Asset Sale	Debt Extinguishment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$16,570	$-	$-	$-	$-	$-	$-	$-	$-	$16,570
Cost of Sales	10,466	-	-	-	-	-	-	-	-	10,466
Gross Profit	6,104	-	-	-	-	-	-	-	-	6,104
Selling, Delivery, and Administrative Expenses	5,015	(68)	-	-	-	-	-	-	-	4,947
Franchise Impairment Charge	5,279	-	(5,279)	-	-	-	-	-	-	-
Operating (Loss) Income	(4,190)	68	5,279	-	-	-	-	-	-	1,157
Interest Expense, Net	434	-	-	-	-	-	-	-	-	434
Other Nonoperating Expense, Net	(8)	-	-	-	-	-	-	-	-	(8)
(Loss) Income Before Income Taxes	(4,632)	68	5,279	-	-	-	-	-	-	715
Income Tax (Benefit) Expense	(1,688)	27	1,847	-	-	-	-	-	(11)	175
Net (Loss) Income	$(2,944)	$41	$3,432	$-	$-	$-	$-	$-	$11	$540
Diluted Net (Loss) Earnings Per Common Share	$(6.07)	$0.08	$7.07	$-	$-	$-	$-	$-	$0.02	$1.10

Reconciliation of Income(a)	First Nine-Months 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Franchise Impairment Charge	Legal Settlement Accrual Reversal	Gain on Asset Sale	Debt Extinguishment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$15,637	$-	$-	$-	$-	$-	$-	$-	$-	$15,637
Cost of Sales	9,656	-	-	-	-	-	-	-	-	9,656
Gross Profit	5,981	-	-	-	-	-	-	-	-	5,981
Selling, Delivery, and Administrative Expenses	4,820	(89)	-	8	20	-	-	-	-	4,759
Operating Income	1,161	89	-	(8)	(20)	-	-	-	-	1,222
Interest Expense, Net	467	-	-	5	-	(5)	-	-	-	467
Other Nonoperating Expense, Net	(3)	-	-	-	-	-	14	(12)	-	(1)
Income Before Income Taxes	691	89	-	(13)	(20)	5	14	(12)	-	754
Income Tax Expense	138	32	-	(5)	(6)	2	4	(4)	56	217
Net Income	$553	$57	$-	$(8)	$(14)	$3	$10	$(8)	$(56)	$537
Diluted Net Earnings Per Common Share	$1.14	$0.12	$-	$(0.01)	$(0.03)	$0.01	$0.02	$(0.02)	$(0.12)	$1.11

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Third-Quarter 2008
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Comparable (non-GAAP)
North America	$273	$(5)	$-	$268
Europe	265	4	-	269
Corporate	(108)	20	-	(88)
Operating Income	$430	$19	$-	$449

	Third-Quarter 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Comparable (non-GAAP)
North America	$344	$19	$(20)	$343
Europe	215	3	-	218
Corporate	(109)	6	-	(103)
Operating Income	$450	$28	$(20)	$458

	Third Quarter
Segment Revenue	2008	2007
North America	$3,983	$3,813
Europe	1,760	1,592
Net Operating Revenues	$5,743	$5,405

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	First Nine-Months 2008
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Franchise Impairment Charge	Gain on Asset Sale	Legal Settlement Accrual Reversal	Comparable (non-GAAP)
North America	$(4,568)	$30	$5,279	$-	$-	$741
Europe	723	9	-	-	-	732
Corporate	(345)	29	-	-	-	(316)
Operating (Loss) Income	$(4,190)	$68	$5,279	$-	$-	$1,157

	First Nine-Months 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Franchise Impairment Charge	Gain on Asset Sale	Legal Settlement Accrual Reversal	Comparable (non-GAAP)
North America	$881	$68	$-	$(20)	$-	$929
Europe	607	8	-	-	-	615
Corporate	(327)	13	-	-	(8)	(322)
Operating Income	$1,161	$89	$-	$(20)	$(8)	$1,222

	First Nine Months
Segment Revenue	2008	2007
North America	$11,372	$10,979
Europe	5,198	4,658
Net Operating Revenues	$16,570	$15,637

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF NON-GAAP MEASURES

	Third-Quarter 2008 Change Versus Third-Quarter 2007			First Nine-Months 2008 Change Versus First Nine-Months 2007
	North America	Europe	Consolidated	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	3.0%	5.0%	3.5%	4.0%	8.5%	5.5%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	0.0%	0.5%	0.5%	0.5%	0.5%
Bottle and Can Net Pricing Per Case(a)	3.5%	5.0%	4.0%	4.5%	9.0%	6.0%
Impact of Currency Exchange Rate Changes	0.0%	(2.5)%	(0.5)%	(0.5)%	(7.0)%	(2.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	3.5%	2.5%	3.5%	4.0%	2.0%	3.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	6.5%	4.5%	6.0%	7.0%	8.5%	8.0%
Impact of Excluding Bottle and Can
Marketing Credits and Jumpstart Funding	(0.5)%	0.0%	0.0%	0.0%	0.0%	0.0%
Impact of Excluding Post Mix, Non-Trade, and Other	1.5%	0.5%	1.0%	2.0%	0.5%	1.0%
Bottle and Can Cost of Sales Per Case(c)	7.5%	5.0%	7.0%	9.0%	9.0%	9.0%
Impact of Currency Exchange Rate Changes	0.0%	(3.0)%	(1.0)%	(1.0)%	(7.0)%	(3.0)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	7.5%	2.0%	6.0%	8.0%	2.0%	6.0%

Physical Case Bottle and Can Volume
Change in Volume	1.5%	5.5%	2.5%	(0.5)%	3.0%	0.5%
Impact of Selling Day Shift	n/a	n/a	n/a	0.5%	0.5%	0.5%
Comparable Bottle and Can Volume(d)	1.5%	5.5%	2.5%	0.0%	3.5%	1.0%

	First Nine Months
Reconciliation of Free Cash Flow (e)	2008	2007	Full-Year 2008 Forecast
Net Cash From Operating Activities	$961	$946	$1,600	Approx
Less: Capital Asset Investments	(745)	(633)	(1,015)	Approx
Add: Capital Asset Disposals	7	56	15	Approx
Free Cash Flow	$223	$369	Approx $600

	September 26,	December 31,
Reconciliation of Net Debt (f)	2008	2007
Current Portion of Debt	$2,888	$2,002
Debt, Less Current Portion	6,504	7,391
Less: Cash and Cash Equivalents	(383)	(170)
Net Debt	$9,009	$9,223

Full-Year 2008
Items Impacted Diluted Earnings Per Common Share	Forecast

Restructuring Charges (estimate)	$0.12 to 0.15
Franchise Impairment Charge	7.07
Net Unfavorable Tax Items	0.02
Total Items Impacted Diluted Earnings Per Common Share	$7.21 to 7.24

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment.  Our bottle and can sales accounted for approximately 91 percent of our net revenue during the first nine months of 2008.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products.  The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)
"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods.  The measure is used to analyze the performance of our business on a constant period basis. There was one less selling day in the first nine months of 2008 versus the first nine months of 2007. There were the same number of selling days in the third quarter of 2008 versus the third quarter of 2007.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.